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                                                                    Morgan
                                                                    &
                                                                    Company
                                                         Chartered Accountants


                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in Amendment No.1 to the Registration Statement of Carleton Ventures, Inc. on Form SB-2 of our Auditors' Report, dated January 17, 2002, on the balance sheets of Carleton Ventures, Inc. as at December 31, 2001 and 2000, and the related statements of loss and deficit accumulated during the development stage, cash flows, and stockholders' equity for the years ended December 31, 2001 and 2000, and for the period from May 26, 1999 (date of inception) to December 31, 2001.

In addition, we consent to the reference to us under the heading "Interests Of Named Experts And Counsel" in the Registration Statement.




Vancouver,  Canada                                        /s/ Morgan & Company

June  24,  2002                                           Chartered  Accountants


Tel:  (604) 687-5841             Member of         P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075                ACPA       Suite 1488-700 West Georgia Street
www.morgan-cas.com             International               Vancouver, BC V7Y 1A1